Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-107143, No. 333-136123, No. 333-272545 and No. 333-281428 on Forms S-8 and Registration Statement No. 333-276261 on Form S-3 of Core Molding Technologies, Inc. of our report dated March 10, 2026 relating to the consolidated financial statements, Schedule II and effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K.

/s/ Crowe LLP
OakBrook Terrace, Illinois
March 10, 2026